Exhibit 99.1

Confluent Announces Third Quarter 2021 Financial Results

•
Total revenue of $103 million, up 67% year over year
•
Confluent Cloud revenue of $27 million, up 245% year over year
•
Remaining performance obligations of $385 million, up 75% year over year
•
664 customers with $100,000 or greater in ARR, up 48% year over year

MOUNTAIN VIEW, Calif. -- November 04, 2021 -- Confluent, Inc. (NASDAQ: CFLT), the platform for data in motion, today announced financial results for its third quarter 2021, ended September 30, 2021.

“Harnessing the power of data in motion is a major factor in determining which organizations win in the modern era,” said Jay Kreps, co-founder and CEO, Confluent. “This imperative - combined with the massive cross-industry migration to the public cloud - has driven an acceleration to 245% year-over-year growth for Confluent Cloud as organizations look for a platform that connects and processes all of their data, everywhere it is.”

“We delivered our first quarter with more than one hundred million dollars in total revenue, a milestone for our business, and saw continued year-over-year growth acceleration in total revenue, Confluent Cloud revenue, and remaining performance obligations,” said Steffan Tomlinson, CFO, Confluent. “Our strong dollar-based net retention rate, which once again exceeded 130% in the third quarter, is a testament to the power of our data-in-motion platform and the strength of our go-to-market model.”

Third Quarter 2021 Financial Highlights

(In millions, except per share data and percentages)

	Q3 2021	Q3 2020	Y/Y Change
Total Revenue	$102.6	$61.5	67%
Remaining Performance Obligations	$385.0	$220.2	75%
GAAP Operating Loss(1)	$(94.8)	$(140.0)	$45.2
Non-GAAP Operating Loss	$(42.6)	$(19.7)	$(22.9)
GAAP Net Loss Per Share(1)	$(0.37)	$(1.34)	$0.97
Non-GAAP Net Loss Per Share	$(0.17)	$(0.18)	$0.01
Net Cash Used in Operating Activities	$(18.0)	$(9.2)	$(8.8)
Free Cash Flow	$(20.6)	$(10.3)	$(10.3)

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the financial statement tables included in this press release. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”

(1) Includes the one-time impact of $111.9 million of stock-based compensation expense in connection with a tender offer and secondary sales of our common stock and convertible founder stock in Q3 2020.

Financial Outlook

For the fourth quarter and fiscal year 2021, Confluent expects:

	Q4 2021 Outlook	Fiscal 2021 Outlook
Total Revenue	$108-$110 million	$376-$378 million
Non-GAAP Operating Loss	$(59)-$(57) million	$(170)-$(168) million
Non-GAAP Net Loss Per Share	$(0.23)-$(0.21)	$(0.92)-$(0.90)

A reconciliation of forward-looking non-GAAP operating loss and non-GAAP net loss per share to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity and low visibility. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Conference Call Information

Confluent will host a video webcast to discuss the company’s third quarter 2021 results as well as its financial outlook today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Open to the public, investors may access the webcast, earnings press release, supplemental financial information, and investor presentation on Confluent’s investor relations website at investors.confluent.io before the commencement of the webcast. A replay of the webcast will also be accessible from Confluent’s investor relations website a few hours after the conclusion of the live event.

IPO Lock-up Termination

As previously announced, beginning at the opening of trading on Monday, November 08, 2021, the lock-up agreements that Confluent’s directors, officers, and holders of substantially all of Confluent’s pre-IPO common stock and securities exercisable for or convertible into common stock, entered into with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters for Confluent’s recent initial public offering, will terminate.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements including, among other things, statements regarding our financial outlook; increased adoption of our platform; growth in total revenue, Confluent Cloud revenue, remaining performance obligations and dollar-based net retention rate; our ability and position to capitalize on the shift to cloud; and our market opportunity. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers, (ii) our ability to sustain and manage our rapid growth, (iii) our limited operating history, (iv) our ability to attract new customers and retain and sell additional features and services to our existing customers, (v) our ability to increase consumption of our offering, including by existing customers and through the acquisition of new customers, and successfully add new features and functionality to our offering, (vi) our ability to achieve or sustain profitability, (vii) the estimated addressable market opportunity for our offering, (viii) our ability to compete effectively in an increasingly competitive market, including achieving market acceptance over competitors and open source alternatives, (ix) our ability to attract and retain highly qualified personnel, (x)

breaches in our security measures or unauthorized access to our platform, our data, or our customers’ or other users’ personal data, (xi) our reliance on third-party cloud-based infrastructure to host Confluent Cloud, and (xii) general market, political, economic, and business conditions. These risks are not exhaustive. Further information on these and other risks that could affect Confluent’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and our future reports that we may file from time to time with the SEC. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein. Confluent assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share and free cash flow. We use these non-GAAP financial measures and other key metrics internally to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in our industry, may report non-GAAP operating loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Further, free cash flow is not a substitute for cash used in operating activities. The utility of free cash flow is limited as such measure does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. We define non-GAAP operating loss and non-GAAP net loss per share as the respective GAAP balances, adjusted for, as applicable, stock-based compensation expense; employer taxes on employee stock transactions; common stock charitable donation expense; and income tax effects associated with these adjustments. We define free cash flow as net cash used in operating activities less capitalized internal-use software costs and capital expenditures. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the performance of core operations and future ability to generate cash that can be used for strategic opportunities or investing in our business.

Other Business Metrics

Remaining performance obligations (“RPO”) represent the amount of contracted future revenue that has not yet been recognized as of the end of each period, including both deferred revenue that has been invoiced and non-cancelable committed amounts that will be invoiced and recognized as revenue in future periods. RPO excludes pay-as-you-go arrangements. RPO may also fluctuate due to a number of factors, including the timing of renewals, average contract terms, seasonality, and dollar amount of customer contracts. RPO as a metric is not necessarily indicative of future revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity.

Customers with $100,000 or greater in annual recurring revenue (“ARR”) represent the number of customers that contributed $100,000 or more in ARR as of period end. ARR is the subscription revenue contractually expected to be received from customers over the following 12 months assuming no increases or reductions in subscriptions. ARR excludes services and pay-as-you-go arrangements. For purposes of determining our customer count, we treat all affiliated entities with the same parent organization as a single customer and include pay-as-you-go customers. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Dollar-based net retention rate (“NRR”) as of a period end is calculated by starting with the ARR from the cohort of all customers as of 12 months prior to such period end (“Prior Period Value”). We calculate the ARR from these same customers as of the current period end (“Current Period Value”), which includes any growth in the value of subscriptions and is net of contraction or attrition over the prior 12 months. Services and pay-as-you-go arrangements are excluded from the calculation of ARR. We then divide the Current Period Value by the Prior Period Value to arrive at our dollar-based NRR. The dollar-based NRR includes the effect, on a dollar-weighted value basis, of our subscriptions that expand, renew, contract, or attrit, but excludes ARR from new customers in the current period. Our dollar-based NRR is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

About Confluent

Confluent is pioneering a fundamentally new category of data infrastructure focused on data in motion. Confluent’s cloud-native offering is the foundational platform for data in motion – designed to be the intelligent connective tissue enabling real-time data, from multiple sources, to constantly stream across the organization. With Confluent, organizations can meet the new business imperative of delivering rich, digital front-end customer experiences and transitioning to sophisticated, real-time, software-driven backend operations.

Investor Contact

Shane Xie

investors@confluent.io

Media Contact

Taylor Jones

pr@confluent.io

Confluent, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$582,697	$36,789
Marketable securities	448,245	251,756
Accounts receivable, net of allowance	116,006	105,971
Deferred contract acquisition costs	23,120	14,403
Prepaid expenses and other current assets	37,481	18,775
Total current assets	1,207,549	427,694
Property and equipment, net	11,892	6,718
Operating lease right-of-use assets	39,705	48,273
Deferred contract acquisition costs, non-current	43,748	33,196
Other assets, non-current	6,926	10,238
Total assets	$1,309,820	$526,119
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,327	$1,646
Accrued expenses and other liabilities	66,721	33,711
Operating lease liabilities	9,819	10,492
Deferred revenue	179,696	142,901
Liability for early exercise of unvested stock options	13,238	5,049
Total current liabilities	272,801	193,799
Operating lease liabilities, non-current	33,720	40,440
Deferred revenue, non-current	22,398	16,292
Other liabilities, non-current	9,760	7,203
Total liabilities	338,679	257,734
Redeemable convertible preferred stock	-	574,634
Stockholders’ equity (deficit):
Preferred stock	-	-
Common stock	-	1
Convertible founder stock	-	-
Class A common stock	1	-
Class B common stock	2	-
Additional paid-in capital	1,605,341	99,575
Accumulated other comprehensive income	212	228
Accumulated deficit	(634,415)	(406,053)
Total stockholders’ equity (deficit)	971,141	(306,249)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,309,820	$526,119

Confluent, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Subscription	$92,400	$54,498	$238,908	$145,414
Services	10,170	6,999	29,028	20,839
Total revenue	102,570	61,497	267,936	166,253
Cost of revenue:
Subscription(1)(2)	25,489	12,373	61,538	35,121
Services(1)(2)	11,810	6,683	29,608	19,438
Total cost of revenue	37,299	19,056	91,146	54,559
Gross profit	65,271	42,441	176,790	111,694
Operating expenses:
Research and development(1)(2)	47,701	44,921	105,239	83,538
Sales and marketing(1)(2)	86,991	43,759	218,706	118,523
General and administrative(1)(2)	25,330	93,758	78,785	110,507
Total operating expenses	160,022	182,438	402,730	312,568
Operating loss	(94,751)	(139,997)	(225,940)	(200,874)
Interest income	299	1,259	1,831	3,005
Other expense, net	(530)	(153)	(1,509)	(671)
Loss before income taxes	(94,982)	(138,891)	(225,618)	(198,540)
Provision for (benefit from) income taxes	684	(750)	2,744	(468)
Net loss	$(95,666)	$(138,141)	$(228,362)	$(198,072)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(1.34)	$(1.40)	$(1.91)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	259,152,303	102,852,461	162,728,527	103,856,815

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020		2021	2020
Cost of revenue - subscription	$3,945	$883		$7,092	$1,869
Cost of revenue - services	1,790	671		3,389	1,333
Research and development	16,310	26,522		28,753	30,818
Sales and marketing	18,516	6,379		34,647	11,487
General and administrative	9,122	85,619		23,671	88,090
Total stock-based compensation expense	$49,683	$120,074	*	$97,552	$133,597	*

* In connection with a tender offer and secondary sales of our common stock and convertible founder stock, stock-based compensation for the three and nine months ended September 30, 2020 included $111.9 million of expense related to the amount paid in excess of the estimated fair value of common stock as of the date of the transactions.

(2) Includes employer taxes on employee stock transactions as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue - subscription	$117	$8	$155	$9
Cost of revenue - services	49	16	337	16
Research and development	601	45	999	54
Sales and marketing	1,236	35	1,949	57
General and administrative	436	92	697	141
Total employer taxes on employee stock transactions	$2,439	$196	$4,137	$277

Confluent, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(95,666)	$(138,141)	$(228,362)	$(198,072)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	897	488	2,440	1,187
Net amortization of premiums or discounts on marketable securities	536	436	1,500	778
Amortization of deferred contract acquisition costs	6,739	4,125	18,322	10,253
Non-cash operating lease costs	2,962	2,943	8,566	9,045
Common stock charitable donation expense	-	-	13,290	-
Stock-based compensation, net of amounts capitalized	49,683	120,074	97,552	133,597
Deferred income taxes	(1)	(906)	1,729	(1,038)
Other	1,023	110	1,671	379
Changes in operating assets and liabilities:
Accounts receivable	979	1,738	(10,874)	(23,599)
Deferred contract acquisition costs	(11,244)	(9,548)	(37,592)	(23,475)
Prepaid expenses and other assets	(2,616)	(3,829)	(17,339)	(3,977)
Accounts payable	1,366	1,530	1,737	(105)
Accrued expenses and other liabilities	18,597	5,915	31,490	8,199
Operating lease liabilities	(2,834)	(2,726)	(8,216)	(8,493)
Deferred revenue	11,550	8,616	42,902	33,659
Net cash used in operating activities	(18,029)	(9,175)	(81,184)	(61,662)
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalization of internal-use software costs	(2,052)	(870)	(3,863)	(2,967)
Purchases of marketable securities	(322,941)	(52,730)	(378,912)	(283,420)
Sales of marketable securities	-	-	-	4,988
Maturities of marketable securities	57,693	70,226	180,667	106,986
Purchases of property and equipment	(563)	(209)	(2,236)	(693)
Other	3	-	12	-
Net cash (used in) provided by investing activities	(267,860)	16,417	(204,332)	(175,106)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of underwriting discounts and commissions	-	-	786,600	-
Proceeds from issuance of common stock upon exercise of vested options	10,421	4,413	29,126	7,000
Proceeds from issuance of common stock upon early exercise of unvested options, net of repurchases	24	2,493	18,567	3,331
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	-	10,000	-	259,865
Payments of deferred offering costs	(2,205)	-	(3,125)	-
Net cash provided by financing activities	8,240	16,906	831,168	270,196
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1)	51	(11)	18
Net (decrease) increase in cash, cash equivalents, and restricted cash	(277,650)	24,199	545,641	33,446
Cash, cash equivalents, and restricted cash at beginning of period	861,097	29,218	37,806	19,971
Cash, cash equivalents, and restricted cash at end of period	$583,447	$53,417	$583,447	$53,417
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$582,697	$52,400	$582,697	$52,400
Restricted cash included in other assets, non-current	750	1,017	750	1,017
Total cash, cash equivalents, and restricted cash	$583,447	$53,417	$583,447	$53,417

Confluent, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except percentages, share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$65,271	$42,441	$176,790	$111,694
Total gross margin on a GAAP basis	63.6%	69.0%	66.0%	67.2%
Add: Stock-based compensation expense(1)	5,735	1,554	10,481	3,202
Add: Employer taxes on employee stock transactions	166	24	492	25
Non-GAAP total gross profit	$71,172	$44,019	$187,763	$114,921
Non-GAAP total gross margin	69.4%	71.6%	70.1%	69.1%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$47,701	$44,921	$105,239	$83,538
Less: Stock-based compensation expense(1)	16,310	26,522	28,753	30,818
Less: Employer taxes on employee stock transactions	601	45	999	54
Non-GAAP research and development operating expense	$30,790	$18,354	$75,487	$52,666
Non-GAAP research and development operating expense as a percentage of total revenue	30.0%	29.8%	28.2%	31.7%

Sales and marketing operating expense on a GAAP basis	$86,991	$43,759	$218,706	$118,523
Less: Stock-based compensation expense(1)	18,516	6,379	34,647	11,487
Less: Employer taxes on employee stock transactions	1,236	35	1,949	57
Non-GAAP sales and marketing operating expense	$67,239	$37,345	$182,110	$106,979
Non-GAAP sales and marketing operating expense as a percentage of total revenue	65.6%	60.7%	68.0%	64.3%

General and administrative operating expense on a GAAP basis	$25,330	$93,758	$78,785	$110,507
Less: Stock-based compensation expense(1)	9,122	85,619	23,671	88,090
Less: Employer taxes on employee stock transactions	436	92	697	141
Less: Common stock charitable donation expense	-	-	13,290	-
Non-GAAP general and administrative operating expense	$15,772	$8,047	$41,127	$22,276
Non-GAAP general and administrative operating expense as a percentage of total revenue	15.4%	13.1%	15.3%	13.4%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(94,751)	$(139,997)	$(225,940)	$(200,874)
Add: Stock-based compensation expense(1)	49,683	120,074	97,552	133,597
Add: Employer taxes on employee stock transactions	2,439	196	4,137	277
Add: Common stock charitable donation expense	-	-	13,290	-
Non-GAAP operating loss	$(42,629)	$(19,727)	$(110,961)	$(67,000)
Non-GAAP operating margin	(41.6%)	(32.1%)	(41.4%)	(40.3%)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(95,666)	$(138,141)	$(228,362)	$(198,072)
Add: Stock-based compensation expense(1)	49,683	120,074	97,552	133,597
Add: Employer taxes on employee stock transactions	2,439	196	4,137	277
Add: Common stock charitable donation expense	-	-	13,290	-
Add: Income tax effects and adjustments	(20)	(987)	1,025	(1,414)
Non-GAAP net loss	$(43,564)	$(18,858)	$(112,358)	$(65,612)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.18)	$(0.69)	$(0.63)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	259,152,303	102,852,461	162,728,527	103,856,815

(1) In connection with a tender offer and secondary sales of our common stock and convertible founder stock, stock-based compensation for the three and nine months ended September 30, 2020 included $0.6 million, $23.9 million, $3.5 million, and $83.9 million of expense within cost of revenue, research and development expense, sales and marketing expense, and general and administrative expense, respectively, for an aggregate of $111.9 million of expense related to the amount paid in excess of the estimated fair value of common stock as of the date of the transactions.

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash used in operating activities	$(18,029)	$(9,175)	$(81,184)	$(61,662)
Capitalized internal-use software costs	(2,052)	(870)	(3,863)	(2,967)
Capital expenditures	(563)	(209)	(2,236)	(693)
Free cash flow	$(20,644)	$(10,254)	$(87,283)	$(65,322)
Free cash flow margin	(20.1%)	(16.7%)	(32.6%)	(39.3%)
Net cash provided by (used in) investing activities	$(267,860)	$16,417	$(204,332)	$(175,106)
Net cash provided by financing activities	$8,240	$16,906	$831,168	$270,196